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                       TRANSACT TECHNOLOGIES INCORPORATED

                                  EXHIBIT 11.1

                        COMPUTATION OF EARNINGS PER SHARE


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
                                                                          Year Ended December 31,
                                                                ----------------------------------------------
                                                                   1999              1998              1997
                                                                ----------        ----------        ----------
      Net Income                                                $  324,000        $1,206,000        $4,893,000
                                                                ==========        ==========        ==========
      SHARES:

         Basic - Weighted average common shares
             outstanding                                         5,565,000         6,163,000         6,767,000
         Dilutive effect of outstanding options and
           warrants as determined by the treasury
           stock method                                             49,000             7,000           165,000
                                                                ----------        ----------        ----------
         Diluted - Weighted average common and
           common equivalent shares outstanding                  5,614,000         6,170,000         6,932,000
                                                                ==========        ==========        ==========

      Net income per common and common equivalent share:
           Basic                                                $     0.06        $     0.20        $     0.72
                                                                ==========        ==========        ==========
           Diluted                                              $     0.06        $     0.20        $     0.71
                                                                ==========        ==========        ==========
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